EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of our report dated February 28, 2020, relating to the financial statements and financial statement schedules of Allstate Life Insurance Company, appearing in this Annual Report on Form 10-K of Allstate Life Insurance Company for the year ended December 31, 2019 (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to a change in accounting principle for the recognition and measurement of financial assets and financial liabilities), and to the reference to us under the heading “Experts” in the Prospectus, which is part of the registration statements.

Form S-3 Registration Statement Nos.	Form N-4 Registration Statement Nos.
333-220830	333-102934
333-220831	333-114560
333-220832	333-114561
333-220835	333-114562
333-220836	333-121693
333-220837
333-220569
333-220570
333-220580
333-220581
333-220605
333-220606
/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
February 28, 2020